January 31, 2007

Falcon Natural Gas Corp.
Westchase Center
2500 Citywest Blvd. - Suite 300
Houston, Texas 77019
Attn: Saul S. Deutsch

Re: Forbearance Agreement

Dear Mr. Deutsch:

This forbearance agreement will confirm our understanding regarding Falcon Natural Gas Corp.’s (“Falcon”) obligations owed to Cornell Capital Partners, LP (“Cornell”). Falcon hereby acknowledges, confirms and agrees that as of the close of business on January ____, 2007, Falcon is indebted (collectively, the “Existing Debentures”) to Cornell in the amounts set forth below:

Investor Name:	Date of Debenture:	Outstanding Principal:	Outstanding Interest:
Cornell	4/19/05	$750,000	$78,424
Cornell	10/17/05	$7,000,000	$1,077,041

Falcon acknowledges that it is in default of the Existing Debentures for, among other things, failure to make timely payments of principal and interest and failing to timely register with the Securities and Exchange Commission (“SEC") the common stock underlying the Existing Debentures (collectively, the “Existing Defaults”).

Our agreement is as follows:

1.	In consideration of the accommodations made by Cornell to Falcon set forth herein,

a.
Cornell is agreeing to provide an additional $600,000 in financing to Falcon. In exchange for that financing, Falcon shall execute all documentation required by Cornell, including a convertible debenture representing the obligation to repay the funds provided by Cornell to Falcon (the “New Convertible Debenture”).

b.
Falcon hereby agrees that Section 1(xiii) of Warrants No. CCP-1, CCP-2, CCP-3, CCP-4, CCP-5, CCP-6, and CCP-7 issued by Falcon to Cornell on March 29, 2006 (the “Warrants”) shall be modified to reflect a Warrant Exercise Price of $0.10. In connection with this agreement, Cornell agrees not to avail itself of any right to increase the number of shares obtainable by it pursuant to the Warrants.

2.
The Restated Convertible Debenture acquired herein by Cornell is being acquired for consideration consisting solely of the Debentures surrendered for conversion. Upon receipt by Cornell of the Restated Convertible Debenture, the Convertible Debentures shall automatically terminate, without any further action required by the parties, and no payments of principal shall be due and payable in connection with the Convertible Debentures.

3.
Other than as may be modified herein, all documents executed in connection with the Convertible Debentures, including, without limitation, those creating and evidencing registration obligations, and security interests in favor of Cornell (such documents, together with the Convertible Debentures, the “Transaction Documents”), shall remain in full force and effect. Those documents include at least the following:

a.	Securities Purchase Agreement of April 19, 2005, and October 17, 2005

b.	Irrevocable Transfer Agent Instructions of November 16, 2004, and October 17, 2005

c.	Investor Registration Rights Agreement of April 19, 2005, and October 17, 2005

d.	Escrow Agreement of April 19, 2005, and October 17, 2005

e.	Security Agreement of April 19, 2005

4.	The conversion of the Convertible Debentures into the Restated Convertible Debenture is not conditioned upon any other transaction with respect to securities of Falcon.

5.
Falcon hereby acknowledges, confirms, and agrees that Cornell has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property (as defined in the Transaction Documents) heretofore granted pursuant to any and all security agreements or otherwise granted to or held by Cornell.

6.
The Pledged Property shall also secure the New Convertible Debenture. Falcon agrees to execute all necessary documentation to effectuate the security of the New Convertible Debenture by the Pledged Property.

7.
As enhanced security for the Restated Convertible Debenture and the New Convertible Debenture, Falcon shall execute all necessary documentation to grant, and shall grant, Cornell a security interest and/or mortgage in various oil and gas leases and other properties including without limitation the “Wyandotte Property” in Louisiana. To the degree permissible by law, the security interest and/or mortgage shall be deemed to have been entered into, and shall date from, the date of the New Convertible Debenture and Restated Convertible Debenture.

8.	This Agreement shall be governed by and construed under the laws of the State of New Jersey.

9.
All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the “Obligations”) now or hereafter payable by Falcon to Cornell (including, without limitation, the amounts referenced in the table above) under the Convertible Debentures and all other Transaction Documents are unconditionally owing by Falcon to Cornell, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever. An event of default on any Transaction Document shall constitute an Event of Default on all other Transaction Documents.

10.
In reliance upon the representations, warranties and covenants of Falcon contained in this Agreement, and subject to the terms and conditions set forth herein, Cornell hereby waives on a one-time basis only the Existing Defaults and further agree to forbear from exercising their rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the “Forbearance Period”) commencing on the date hereof and continuing for so long as the following conditions are met: (i) Falcon strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any event of default, other than the Existing Defaults under the Transaction Documents or any other agreement that Falcon has entered into with Cornell.

11.
Upon the termination or expiration of the Forbearance Period, the agreement of Cornell to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Cornell to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind. This Agreement shall be deemed to satisfy any and all requirements by Cornell to notify Falcon of the occurrence of the Existing Default and satisfies any obligation by Cornell to give Falcon an opportunity to cure each Existing Default.

12.
Falcon hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Cornell by Falcon, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Falcon contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Falcon, enforceable against it in accordance with their respective terms, and Falcon has no valid defense to the enforcement of such obligations, and (c)  Cornell is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without offset, setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

13.	Falcon shall disclose the contents of this letter agreement on a Form 8-K or such other form as may be applicable within 1 day of the date hereof.

14.
This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. The terms of this letter supersede the terms of any other verbal or written agreement existing prior to the date hereof. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys’ fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever.

If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement among us.

Sincerely,

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:	/s/ Mark Angelo
Name:	Mark Angelo
Title:	Portfolio Manager

ACCEPTED AND AGREED:
FALCON NATURAL GAS CORP.

By: /s/ Saul S. Deutsch
Name: Saul S. Deutsch
Title: Chief Financial Officer